Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 123 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports dated February 28, 2014 on Transamerica Aegon Active Asset Allocation-Conservative VP, Transamerica Aegon Active Asset Allocation-Moderate Growth VP, Transamerica Aegon Active Asset Allocation-Moderate VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon Money Market VP, Transamerica Aegon U.S. Government Securities VP, Transamerica AllianceBernstein Dynamic Allocation VP, Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Growth VP, Transamerica Asset Allocation - Moderate Growth VP, Transamerica Asset Allocation - Moderate VP, Transamerica Barrow Hanley Dividend Focused VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Tactical Allocation VP, Transamerica BNP Paribas Large Cap Growth VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica Hanlon Income VP, Transamerica ING Balanced Allocation VP, Transamerica ING Conservative Allocation VP, Transamerica ING Intermediate Bond VP, Transamerica ING Large Cap Growth VP, Transamerica ING Limited Maturity Bond VP, Transamerica ING Mid Cap Opportunities VP, Transamerica ING Moderate Growth Allocation VP, Transamerica International Moderate Growth VP, Transamerica Janus Balanced VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Legg Mason Dynamic Allocation - Balanced VP, Transamerica Legg Mason Dynamic Allocation - Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica MFS International Equity VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Morgan Stanley Mid-Cap Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica Multi Managed Alternative Strategies VP, Transamerica PIMCO Real Return TIPS VP, Transamerica PIMCO Tactical - Balanced VP, Transamerica PIMCO Tactical - Conservative VP, Transamerica PIMCO Tactical - Growth VP, Transamerica PIMCO Total Return VP, Transamerica ProFund UltraBear VP, Transamerica Systematic Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica TS&W International Equity VP, Transamerica Vanguard ETF Portfolio - Aggressive Growth VP, Transamerica Vanguard ETF Portfolio - Balanced VP, Transamerica Vanguard ETF Portfolio - Conservative VP, Transamerica Vanguard ETF Portfolio - Growth VP, Transamerica WMC Diversified Growth VP, and Transamerica WMC Diversified Growth II VP, included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2014